                                                            Exhibit 99.4



                            EQUITY UNIT ELECTION FORM


    This Equity Unit Election Form (this "Form") is to accompany certificates for shares of Common Stock, par value $1.00 per share ("Triton Delaware Common Stock"), of Triton Energy Corporation ("Triton Delaware") when submitted pursuant to an election (an "Equity Unit Election") to receive an equity unit (an "Equity Unit") comprised of (i) one Class B Ordinary Share, par value $.01 per share (a "Class B Share"), of Triton Energy Limited ("Triton Cayman") and
(ii) one-tenth of one share of participating preferred stock, par value $.01 per share ("Triton Delaware Preferred Stock"), of Triton Delaware for Triton Delaware Common Stock in connection with the proposed merger (the "Merger") of TEL Merger Corp., a wholly-owned subsidiary of Triton Cayman ("Sub"), with and into Triton Delaware. HOLDERS OF TRITON DELAWARE COMMON STOCK WHO DO NOT WISH to make the Equity Unit Election (any such holder a "Non-Electing Holder") need not submit this Form. Each share of Triton Delaware Common Stock owned by any such Non-Electing Holder will automatically be converted into one fully paid and nonassessable Class A Ordinary Share, par value $.01 per share (a "Class A Share"), of Triton Cayman.

           TO: CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., EXCHANGE AGENT
                           Attention: Reorganization Department
                                      1-800-777-3674

                                        BY MAIL:
                                     Chemical Mellon
                              Shareholder Services, L.L.C.
                               Reorganization Department
                                     P.O. Box 817
                                    Midtown Station
                                  New York, NY  10018

                                 BY OVERNIGHT COURIER:
                                      Chemical Mellon
                               Shareholder Services, L.L.C.
                                 Reorganization Department
                                    85 Challenger Road
                                Ridgefield Park, NJ 07660

                                        BY HAND:
                                     Chemical Mellon
                               Shareholder Services, L.L.C.
                                Reorganization Department
                                     120 Broadway
                                      13th Floor
                                   New York, NY 10271

          BY FACSIMILE:                                 CONFIRM BY TELEPHONE TO:
(For Eligible Institutions Only)
         (201) 296-4293                                     (201) 296-4209

Delivery of this Form to an address, or transmission of instructions via a telecopy facsimile number, other than as set forth above, does not constitute a valid delivery.

                   PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS


   Box I
--------------------------------------------------------------------------------
                                                   SHARES SUBMITTED
NAME AND ADDRESS OF REGISTERED HOLDER*    (Attach additional list if necessary)
--------------------------------------------------------------------------------
                                   Certificate     Total Number     Number of
                                  Number(s) for     of Shares      Shares to be
                                 Triton Delaware  Represented by   Converted to
                                Common Stock***   Certificate(s)  Equity Units**
                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------
                               TOTAL SHARES
--------------------------------------------------------------------------------


    * Only certificates registered in a single form may be deposited with this Form of Election. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms of Election as there are different registrations of certificates.
   **   UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES
        SUBMITTED ARE TO BE TREATED AS HAVING MADE AN EQUITY UNIT ELECTION.
   *** In the event of proration, a holder may be unable to receive all of the Equity Units requested pursuant to this Form and thus may choose to indicate in the space following this sentence the number(s) of certificate(s) deemed to represent any shares to be converted to Equity Units in the Merger.___________________________________________
        HOLDERS ARE NOT REQUIRED TO SO IDENTIFY CERTIFICATE NUMBERS IN THIS SPACE. IN THE EVENT OF PRORATION, SHARES WILL BE CONVERTED TO EQUITY UNITS FROM SUCH CERTIFICATES IN THE ORDER IN WHICH THEY HAVE BEEN LISTED. THERE CAN BE NO ASSURANCE THAT ANY IDENTIFICATION OF SHARE CERTIFICATE(S) WILL BE RECOGNIZED BY ANY GOVERNMENTAL AGENCY OR THIRD PARTY. IN ADDITION, NO SUCH CERTIFICATE IDENTIFICATION WILL OPERATE TO ALTER THE APPLICATION OF THE PRORATION PROCEDURES IN THE MERGER.
--------------------------------------------------------------------------------

Ladies and Gentlemen:

    In connection with the merger (the "Merger") of TEL Merger Corp. ("Sub"), a wholly-owned subsidiary of Triton Energy Limited ("Triton Cayman"), with and into Triton Energy Corporation ("Triton Delaware") the undersigned hereby submits the certificates for shares of Common Stock, par value $1.00 per share ("Triton Delaware Common Stock"), of Triton Delaware listed below and elects, subject as set forth below, to have all or a portion of the shares of Triton Delaware Common Stock represented by such certificates as set forth below converted into one equity unit ("Equity Unit") comprised of (i) one Class B Ordinary Share, par value $.01 per share ("Class B Share"), of Triton Cayman and
(ii) one-tenth of one share of participating preferred stock, par value $.01 per share ("Triton Delaware Preferred Stock"), of Triton Delaware.

    It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Joint Prospectus,
dated February    , 1996, relating to the Merger (the "Proxy Statement"),
receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of February 8, 1996, as the same may be amended from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying Instructions.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Triton Delaware Common Stock to Triton Cayman and Triton Delaware and to receive on behalf of the undersigned, in exchange for the shares of Triton Delaware Common Stock represented thereby, any receipt for Equity Units or any certificate for Class A Shares issuable in the Merger pursuant to the Merger Agreement.

    Unless otherwise indicated under Special Payment Instructions below, please issue any receipt for Equity Units or certificate for Class A Shares issuable in exchange for the shares of Triton Delaware Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Triton Delaware Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any receipt for Equity Units or certificate for Class A Shares issuable in exchange for the shares of Triton Delaware Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Triton Delaware Common Stock at the address or addresses shown above.

             PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX II                                  BOX III
-------------------------------------   ----------------------------------------

     SPECIAL PAYMENT INSTRUCTIONS                SPECIAL DELIVERY INSTRUCTIONS

   (SEE INSTRUCTIONS D(6) AND D(7))                   (SEE INSTRUCTION D(8))

   To be completed ONLY if the               To be completed ONLY if the
receipts for Equity Units or                receipts for Equity Units or
certificates for Class A Shares             certificates for Class A Shares are
are to be registered in the name            to be registered in the name of the
of someone other than the registered        registered holder(s) of shares of
holder(s) of shares of Triton               Triton Delaware Common Stock, but
Delaware Common Stock.                      are to be sent to someone other than
                                            the registered holder(s) or to an
                                            address other than the address of
                                            the registered holder(s) set forth
                                            above.






Name:
     -------------------------------
            (PLEASE PRINT)                  Name:
                                                 -------------------------------
                                                            (PLEASE PRINT)
------------------------------------
           (PLEASE PRINT)                   ------------------------------------
                                                            (PLEASE PRINT)

Address:                                    Address:
        ----------------------------                ----------------------------

------------------------------------        ------------------------------------
        (INCLUDING ZIP CODE)                         (INCLUDING ZIP CODE)

------------------------------------
   (TAX IDENTIFICATION OR SOCIAL
        SECURITY NUMBER)
-------------------------------------   ----------------------------------------

BOX IV
--------------------------------------------------------------------------------
                      SIGN HERE AND HAVE SIGNATURES GUARANTEED
          (See Instructions D(1) and D(7) concerning signature guarantee)


                                             Name(s)
----------------------------------                  ----------------------------
                                                              (PLEASE PRINT)

                                             Name(s)
----------------------------------                  ----------------------------
                                                              (PLEASE PRINT)

                                             Name(s)
----------------------------------                  ----------------------------
    SIGNATURE(s) OF OWNER(s)                                  (PLEASE PRINT)

Must be signed by registered holder(s)
exactly as name(s) appear(s) on stock        -----------------------------------
certificate(s) or by person(s)
authorized to become registered              -----------------------------------
holder(s) by certificates and documents (AREA CODE AND TELEPHONE NUMBER(s)) transmitted herewith. If signature is
by a trustee, executor, administrator,       -----------------------------------
guardian, officer of a corporation,
attorney-in-fact or any other person         -----------------------------------
acting in a fiduciary capacity, set              (TAX IDENTIFICATION OR
forth full title in such capacity and            SOCIAL SECURITY NUMBER(S))
see Instruction D(3).




SIGNATURE(s)                                  Dated:                       ,1996
Guaranteed:                                         -----------------------
           ----------------------------
              (See Instruction D(7))
--------------------------------------------------------------------------------


                              (DO NOT WRITE IN SPACES BELOW)

------------------------------------------------------------------------------------------------------
                         SHARES                               SHARES
                        CONVERTED                            CONVERTED
  SHARES      SHARES   INTO EQUITY                          INTO CLASS A
SURRENDERED  ACCEPTED     UNITS     RECEIPT NO.  BLOCK NO.     SHARES      CERTIFICATE NO.  BLOCK NO.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Delivery Prepared By..............  CHECKED BY...........................  DATE......................
------------------------------------------------------------------------------------------------------

                                INSTRUCTIONS
A. SPECIAL CONDITIONS.

    1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Equity Unit Election Form (this "Form") or a facsimile hereof, accompanied by the above-described certificates representing shares of Triton Delaware Common Stock or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth above, no later than 5:00 P.M. New York City time on March 22, 1996 (the "Election Date"). Each share of Triton Delaware Common Stock outstanding at the Effective Time of the Merger with respect to which the Exchange Agent shall have not received an effective Election prior to the Election Date or with respect to which the proration procedures set forth in the Proxy Statement pertain will be automatically converted into one fully paid and nonassessable Class A Share. See Instruction B.

    2. REVOCATION OF ELECTION. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Triton Delaware Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the Triton Delaware Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

    3. TERMINATION OF RIGHT TO ELECT. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Triton Delaware Common Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B. ELECTION AND PRORATION PROCEDURES.

    A description of the election and proration procedures is set forth in the Proxy Statement under "Equity Unit Election" and "Equity Unit Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. IN CONNECTION WITH MAKING ANY ELECTION, STOCKHOLDERS should read carefully, among other matters, the aforesaid description and statement and the information contained in the Proxy Statement under "Certain Tax Considerations". By completing this Form and returning it to the Exchange Agent, each stockholder agrees with Triton Cayman and Triton Delaware that a portion of any Triton Delaware Common Stock exchanged for Equity Units pursuant to an Election will be transferred to Triton Delaware as consideration for the issuance of the Triton Delaware Preferred Stock and that the remaining portion of the Triton Delaware Common Stock so exchanged will be transferred to Triton Cayman as consideration for the issuance of the Class B Shares and that the allocation of such consideration shall be determined based on the respective fair market values of the Triton Delaware Preferred Stock and the Class B Shares as estimated by Triton Delaware on the Effective Date (as defined in the Proxy Statement) of the Merger.

    AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF TRITON DELAWARE COMMON STOCK MAY RECEIVE EQUITY UNITS OR CLASS A SHARES IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF EQUITY UNITS OR CLASS A SHARES ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES. IN ADDITION, AS DESCRIBED IN THE PROXY STATEMENT, IF THE HOLDERS OF LESS THAN 15% OF THE OUTSTANDING SHARES OF TRITON DELAWARE COMMON STOCK ELECT TO RECEIVE EQUITY UNITS, NO EQUITY UNITS WILL BE ISSUED AND EACH SUCH SHARE

OF TRITON DELAWARE COMMON STOCK WILL BE AUTOMATICALLY CONVERTED INTO ONE FULLY PAID AND NONASSESSABLE CLASS A SHARE AS IF NO ELECTION HAD BEEN MADE.

C. RECEIPT OF EQUITY UNITS OR CLASS A SHARES

    As soon as practicable after the Effective Time of the Merger and after the Election Date, the Exchange Agent will mail receipts for Equity Units and/or certificate(s) for Class A Shares to the holders of Triton Delaware Common Stock with respect to each share of Triton Delaware Common Stock which is included in any effective Election. Shares of Triton Delaware Common Stock with respect to which an Election is not made, or with respect to which an Election fails to be effective, will be automatically converted into one fully paid and nonassessable Class A Share in accordance with the Merger Agreement for each such share.

D. General.

    1. EXECUTION AND DELIVERY. This Form or a facsimile hereof must be properly filled in, dated and signed in Box IV, and must be delivered (together with stock certificates representing the shares of Triton Delaware Common Stock as to which the Election is made) to the Exchange Agent at either of the addresses set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE stockholder, but if sent by mail, registered mail, return receipt requested, properly insured, is suggested.

    2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

    3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Triton Delaware Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

    4. PARTIAL EXCHANGES. If fewer than all the shares represented by any certificate delivered to the Exchange Agent are to be submitted for exchange, fill in the number of shares which are to be submitted in the box entitled "Shares Submitted". In such case, a certificate for such number of Class A Shares equal to the remainder of the shares represented by the old certificate will be sent to the registered owners as soon as practicable following the Election Date. ALL SHARES REPRESENTED BY CERTIFICATES SUBMITTED HEREUNDER WILL be deemed to have been submitted unless otherwise indicated.

    5. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please make note of this fact on the front of this Form opposite your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a receipt representing Equity Units and/or stock certificate(s) representing Class A Shares in accordance with the Merger Agreement.

    6. NEW CERTIFICATES IN SAME NAME. If any receipt representing Equity Units and/or stock certificate(s) representing Class A Shares in respect of an Election are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Triton Delaware Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) is required.

    7. NEW CERTIFICATES IN DIFFERENT NAME. If any receipt representing Equity Units and/or stock certificate(s) representing Class A Shares in respect of an Election are to be registered in, or payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of Triton Delaware Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States.

    8. SPECIAL DELIVERY INSTRUCTIONS. If the receipt representing Equity Units and/or certificates for the Class A Shares are to be registered in the name of the registered holder(s) of shares of Triton Delaware Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

    9. MISCELLANEOUS. A single receipt representing Equity Units and/or stock certificate representing Class A Shares will be issued.

    All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any Election and computations as to proration) will be determined by the Exchange Act, which determination shall be conclusive and binding.
                                       7